Exhibit 10.2

SIXTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT
THIS SIXTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT (this “Amendment”) is made effective as of the 2nd day of August, 2018 by and between IEC ELECTRONICS CORP., a corporation formed under the laws of the State of Delaware (“Borrower”) and MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”).
W I T N E S S E T H:
WHEREAS, the parties hereto are parties to a Fifth Amended and Restated Credit Facility Agreement dated as of December 14, 2015, as amended by that certain First Amendment to Fifth Amended and Restated Credit Facility Agreement dated as of June 20, 2016, that certain Second Amendment to Fifth Amended and Restated Credit Facility Agreement dated as of November 28, 2016, that certain Third Amendment to Fifth Amended and Restated Credit Facility Agreement dated as of May 5, 2017, that certain Fourth Amendment to Fifth Amended and Restated Credit Facility Agreement dated as of January 26, 2018, and that certain Fifth Amendment to Fifth Amended and Restated Credit Facility Agreement dated as of April 20, 2018 (as amended, and as the same may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”);
WHEREAS, Section 12.3 of the Credit Agreement requires that the Borrower maintain a certain Fixed Charge Coverage Ratio unless the Lender otherwise consents in writing; and
WHEREAS, Borrower has requested and the Lender has agreed to (i) waive Events of Default arising from non-compliance with the aforementioned covenant for the Fiscal Quarter ending June 29, 2018, and (ii) make certain amendments to the Credit Agreement, all on the terms and conditions herein set forth.
NOW, THEREFORE, for due consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    DEFINITIONS. All capitalized terms used herein and not defined shall have the meaning given such terms in the Credit Agreement.
    2.    AMENDMENTS. Effective as of the Sixth Amendment Closing Date:
(A)Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definition in its entirety to read as follows:
“Applicable Margin” means, with respect to the applicable facility, the per annum percentage points shown in the applicable column of the table below based on the applicable Fixed Charge Coverage Ratio, calculated for Borrower on a consolidated basis and without duplication in accordance with GAAP:

Exhibit 10.2

Pricing Grid - Applicable Margin
	Fixed Charge Coverage
Level	Ratio	Revolver	Term Loan B
I	x ≤ 1.60:1.00	2.75%	3.00%
II	1.60:1.00 < x ≤ 1.85:1.00	2.50%	2.75%
III	x > 1.85:1.00	2.25%	2.50%
provided, however, that commencing on June 29, 2018 and continuing to but excluding the tenth (10th) day after the date on which the Borrower’s QCC Sheet is delivered to the Lender pursuant to Section 12.6 for a Fiscal Quarter ending September 30, 2018, the Applicable Margin shall be fixed at Level I plus twenty-five (25) basis points. Effective on the tenth (10th) day following the date on which the Borrower’s QCC Sheet is required to be delivered to the Lender pursuant to Section 12.6 for the Fiscal Quarter ending September 30, 2018, the Applicable Margin will be adjusted based upon the Fixed Charge Coverage Ratio shown therein. Thereafter, changes, if any, in the Level applicable to Loans will be effective on the tenth (10th) day following each date on which the Borrower’s QCC Sheet is required to be delivered to the Lender pursuant to Section 12.6, based upon the Fixed Charge Coverage Ratio shown therein. In the event that any QCC Sheet is not delivered by the date required, pricing will revert to the higher of Level I and the Applicable Margin then in effect until the tenth (10th) day following the date of delivery of the delayed QCC Sheet, on which tenth (10th) day pricing will be adjusted to the applicable level shown by the QCC Sheet. Upon the occurrence of a Default or Event of Default, the Applicable Margin shall immediately be adjusted to Level I and no reduction shall occur thereafter unless the Default is cured, or if the Default is also an Event of Default, the Event of Default is waived in writing by the Lender; provided that if such Default or Event of Default occurs after June 29, 2018 but before the date on which the Borrower’s QCC Sheet is delivered to the Lender as and when required by Section 12.6 for the Fiscal Quarter ending September 30, 2018, the Applicable Margin shall be fixed at Level II plus fifty (50) basis points and no reduction shall occur thereafter unless the Default is cured, or if the Default is also an Event of Default, the Event of Default is waived in writing by the Lender.
(B)Section 1.1 of the Credit Agreement is hereby amended by adding the following definition thereto in alphabetical order:
“Sixth Amendment Closing Date” means August 2nd, 2018.
3.    WAIVER. Lender hereby waives any Event of Default arising under Section 14.1(b) of the Credit Agreement as a result of Borrower’s non-compliance with Section 12.3 of the Credit Agreement for the Fiscal Quarter ending June 29, 2018. Borrower acknowledges and agrees that the forgoing waiver shall not constitute a waiver of any Event of Default arising under (i) any other covenant in the Credit Agreement not specified herein, or (ii) any covenant in the Credit Agreement for any period not specified herein.
4.    Representations and Warranties. Borrower hereby makes the following representations and warranties to the Lender as of the Sixth Amendment Closing Date, each of which shall survive the effectiveness of this Amendment and continue in effect as of the date hereof so long as any Obligations remain unpaid:
4.1    Authorization. Borrower has full power and authority to borrow under the Credit Agreement, as amended by this Amendment, and to execute, deliver and perform this Amendment and any documents delivered in connection with it and all other related documents and transactions, all of which have been duly authorized by all proper and necessary corporate action. The execution and delivery of this

Exhibit 10.2

Amendment by Borrower will not violate the provisions of, or cause a default under, Borrower’s Organizational Documents, any law or any agreement to which Borrower is a party or by which it or its assets are bound.
4.2    Binding Effect. This Amendment has been duly executed and delivered by Borrower, and the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except to the extent that enforcement of any such obligations of the Borrower may be limited by bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors generally.
4.3    Consents; Governmental Approvals. Except as may be specifically identified in a written agreement to which Borrower and Lender are parties, no consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required in connection with the valid execution, delivery or performance of this Amendment or any other document executed and delivered by Borrower herewith or in connection with any other transactions contemplated hereby.
4.4    Representations and Warranties. The representations and warranties contained in the Credit Agreement, as amended by this Amendment, are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, except for those representations and warranties that by their terms are made as of a specific date, which representations and warranties Borrower hereby remakes as of such date.
4.5    No Events of Default. No Default or Event of Default has occurred, except that waived by this Amendment, and no Default or Event of Default is continuing.
4.6    No Material Misstatements. Neither this Amendment nor any document delivered to Lender by Borrower or any Credit Party to induce Lender to enter into this Amendment contains any untrue statement of a material fact or, taken as a whole with the other Loan Documents, omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.
5.    CONDITIONS OF AMENDMENT. The Lender shall have no obligation to execute or deliver this Amendment until each of the following conditions shall have been satisfied:
5.1    Authorization. Borrower shall have taken all appropriate corporate action to authorize, and its directors, if and as required by Borrower’s Organizational Documents, shall have adopted resolutions authorizing the execution, delivery and performance of this Amendment and the taking of all other action contemplated by this Amendment, and Lender shall have been furnished with copies of all such corporate action, certified by an authorized officer of Borrower as being true and correct and in full force and effect without amendment on the date hereof, and such other corporate documents as Lender may request.
5.2    Consents. Borrower shall have delivered to Lender any and all consents, if any, necessary to permit the transactions contemplated by this Amendment.
5.3    Fees. Borrower shall have paid to the Lender all reasonable fees and disbursements of Lender’s counsel and all reasonable out-of-pocket expenses incurred by Lender, recording fees, search fees, charges and taxes in connection with this Amendment and all transactions contemplated hereby or made other arrangements with respect to such payment as are satisfactory to Lender.

Exhibit 10.2

5.4    Deliveries. Borrower shall have delivered to Lender, each of the following documents, duly executed by the Borrower or as specified: (i) this Amendment, (ii) a Reaffirmation executed by the Borrower and each of the Guarantors, and (iii) such additional documents, consents, authorizations, insurance certificates, governmental consents and other instruments and agreements as Lender or its counsel may reasonably require (including for purposes of evidencing and/or facilitating Borrower’s and Lender’s compliance with all applicable laws and regulations, including all “know your customer” rules in effect from time to time pursuant to the Bank Secrecy Act, USA PATRIOT Act and other applicable laws) and all documents, instruments and other legal matters in connection with the Loan Documents shall be reasonably satisfactory to Lender and its counsel.
5.5    Representations and Warranties. The representations and warranties set forth in this Amendment and in the Loan Documents shall be true, correct and complete as of the Sixth Amendment Closing Date, except those representations and warranties that by their terms are made as of a specific date, which representations and warranties Borrower hereby remakes as of such date.
5.6    No Event of Default. No Event of Default or Default shall have occurred as of the Sixth Amendment Closing Date, except that waived by this Amendment, and no Event of Default or Default shall be continuing after giving effect to such waiver.
5.7    No Material Misstatements. Neither this Amendment nor any document delivered to Lender by or on behalf of Borrower to induce Lender to enter into this Amendment contains any untrue statement of a material fact or, taken as a whole with the other Loan Documents, omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.
5.8    No Material Adverse Change. As of the Sixth Amendment Closing Date, no Material Adverse Effect shall have occurred with respect to the Borrower and its Subsidiaries taken as a whole since September 30, 2017, including, without limitation, the Credit Parties’ ability to meet the projections delivered by the Borrower to the Lender prior to the Sixth Amendment Closing Date.
5.9    No Litigation. As of the Sixth Amendment Closing Date, except as set forth on Schedule 8.5 to the Credit Agreement, there shall not be any claim, action, suit, investigation, litigation, or legal proceeding pending or threatened in any court or before any arbitrator or governmental authority which relates to the legality, validity or enforceability of the Credit Agreement (as amended by this Amendment) or the transactions contemplated hereby or that, if adversely determined, is not adequately covered by insurance or would have a Material Adverse Effect on the Borrower or its Subsidiaries.
5.10    Diligence. Lender shall have satisfactorily completed all business, financial, tax and collateral due diligence.
6.    MISCELLANEOUS.
6.1    Reaffirmation of Security Documents. As of the Sixth Amendment Closing Date, Borrower hereby (a) acknowledges and reaffirms the execution and delivery of the Security Documents, (b) acknowledges, reaffirms and agrees that the security interests granted under the Security Documents continue in full force and effect as security for all indebtedness, obligations and liabilities under the Loan Documents, as may be amended from time to time, and (c) remakes the representations and warranties set forth in the Security Documents, except those representations and warranties that by their terms are made as of a specific date, which representations and warranties Borrower hereby remakes as of such date.

Exhibit 10.2

6.2    Entire Agreement; Binding Effect. The Credit Agreement, as amended by this Amendment, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior negotiations and any course of dealing between the parties with respect to the subject matter hereof. This Amendment shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of, and be enforceable by the Lender and its successors and assigns. The Credit Agreement, as amended hereby, is in full force and effect and, as so amended, is hereby ratified and reaffirmed in its entirety.
6.3    Severability. If any provision of this Amendment shall be determined by a court to be invalid, such provision shall be deemed modified to conform to the minimum requirements of applicable law.
6.4    Headings. The section headings inserted in this Amendment are provided for convenience of reference only and shall not be used in the construction or interpretation of this Amendment.
6.5    Counterparts. This Amendment may be executed by the parties hereto in separate counterparts (including those delivered by facsimile or other electronic means), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

[signature page follows]

Exhibit 10.2

[Sixth Amendment to Fifth Amended and Restated Credit Facility Agreement]
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers as of the day and year first above written.

MANUFACTURERS AND TRADERS TRUST COMPANY
By:     /s/ Michael D. Pick
Name:    Michael D. Pick
Title:    Vice President
IEC ELECTRONICS CORP.
By:     /s/ Jeffrey T. Schlarbaum
Name: Jeffrey T. Schlarbaum
Title:    President & CEO